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EXHIBIT 16.1

[PMB Helin Donovan letterhead]



February 8, 2007



Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

      We have read the statements made by Warning Management Services, Inc., which will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's amended Form 8-K report to be filed on February 7, 2007. We agree with such statements made insofar as they relate to our Firm.



Very truly yours,


/s/ PMB Helin Donovan, LLP
PMB HELIN DONOVAN, LLP.